UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2007
CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)
408/514-2900
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On May 1, 2007, CEVA, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2007. A copy of the press release, dated May 1, 2007, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
     In addition to the disclosure of financial results for the quarter ended March 31, 2007 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP (pro forma) net income and net income per share figures for the quarter ended March 31, 2007 and net loss and net loss per share figures for the quarter ended March 31, 2006 that excluded the expenses associated with the application of Statement of Financial Accounting Standards (“SFAS”) 123(R).
     The Company believes that the pro forma presentation in the press release is useful to investors in analyzing the results for the quarters ended March 31, 2007 and 2006 because the pro forma presentation excluded non-cash equity-based compensation expenses relating to SFAS 123(R) that management does not consider meaningful for purposes of analyzing the Company’s core operating results and making budget-planning decisions. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of income.
ITEM 9.01.  Financial Statements and Exhibits.
          (d) Exhibits.
          99.1          Press Release of CEVA, Inc., dated May 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.
Date: May 1, 2007	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

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